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                                                                   EXHIBIT 4.2


                             SUPPLEMENTAL INDENTURE


              Supplemental Indenture, dated as of November 7, 1995 (the "Supplemental Indenture"), among Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"), the Guarantors party hereto (collectively the "Original Guarantors"), and The First National Bank of Chicago, a national banking association, as trustee (the "Trustee").

              The Company, the Original Guarantors and the Trustee are parties to that certain Indenture dated as of March 15, 1995 (the "Indenture"). All capitalized terms used in this Supplemental Indenture and not otherwise defined shall have the meanings as defined in the Indenture.

              Section 406 of the Indenture provides that in the event any Guarantor (including the Original Guarantors) shall no longer be a guarantor of any Funded Indebtedness of the Company other than the Guaranteed Securities, and so long as no default or Event of Default shall have occurred or be continuing, such Guarantor, upon giving notice to the Trustee to the foregoing effect, shall be deemed to be released from all of its obligations under the Indenture and the Guarantee of such Guarantor shall be of no further force or effect.

              The Indenture further provides that following the receipt by the Trustee of any such notice, the Company shall cause the Indenture to be amended pursuant to the terms of Section 1001 of the Indenture to reflect the release of each Guarantor specified in such notice from its Guarantee.

              By letter dated November 7, 1995, the Company and the Original Guarantors gave notice to the Trustee that no Original Guarantor guaranteed any Funded Indebtedness of the Company other than the Securities and that no Default or Event of Default has occurred or is continuing.

              NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Supplemental Indenture hereby agree as follows:

              1. Effective November 7, 1995, and notwithstanding anything contained in the Indenture to the contrary, each Original Guarantor is hereby released from such Original Guarantor's obligations under the Indenture and such Original Guarantor's Guarantee is hereby terminated and is of no further force or effect.

              2. The Indenture is in all respects acknowledged, ratified and confirmed by the Company and shall continue in full force and effect with respect to the Company in accordance with the terms thereof, as supplemented by this Supplemental Indenture. The Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.





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              3.     Simultaneously with and as a condition to the execution of this Supplemental Indenture, (a) the Company is delivering to the Trustee (i) a resolution of the Board of Directors of the Company authorizing the execution of this Supplemental Indenture, and (ii) an opinion of counsel of the Company in the form attached hereto as Exhibit A, and (b) each Original Guarantor is delivering to the Trustee a resolution of the Board of Directors of such Original Guarantor authorizing the execution of this Supplemental Indenture by such Original Guarantor.

              4. This Supplemental Indenture shall be governed by and constructed in accordance with laws of the State of New York, without regard to principles of conflicts of law.

              5. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

              IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered as of the day and year first above written.


                           COMPANY:
                           -------
                           Union Texas Petroleum Holdings, Inc.


                           By:      /s/ M. N. MARKOWITZ
                                    ------------------------------
                                    M.N. Markowitz
                                    Vice President and Treasurer

                           TRUSTEE:
                           -------
                           The First National Bank of Chicago,
                              as Trustee


                           By:        /s/  T. MARSHALL
                                      -----------------------------
                           Name:      T. Marshall
                                      ----------------------------
                           Title:     Trust Officer
                                      -----------------------------

                           GUARANTORS:
                           ----------
                           Union Texas East Kalimantan Limited


                           By:        /s/ M. N. MARKOWITZ
                                      -----------------------------
                                      M.N. Markowitz
                                      Vice President and Treasurer






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                           Union Texas Petroleum Energy Corporation


                           By:        /s/ M. N. MARKOWITZ
                                      -----------------------------
                                      M.N. Markowitz
                                      Vice President and Treasurer


                           Union Texas International Corporation


                           By:        /s/ M. N. MARKOWITZ
                                      -----------------------------
                                      M.N. Markowitz
                                      Vice President and Treasurer


                           Union Texas Products Corporation


                           By:        /s/ M. N. MARKOWITZ
                                      -----------------------------
                                      M.N. Markowitz
                                      Vice President and Treasurer


                           Unistar, Inc.

                           By:        /s/ M. N. MARKOWITZ
                                      -----------------------------
                                      M.N. Markowitz
                                      Vice President and Treasurer






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The form of opinion contained in Exhibit A to the Supplemental Indenture is omitted herein, but will be provided upon request.